UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2024

Zymeworks Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41535	88-3099146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

108 Patriot Drive, Suite A Middletown, Delaware (Address of principal executive offices)	19709 (Zip Code)

(302) 274-8744

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	ZYME	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on the Current Report on Form 8-K filed on July 25, 2024 (the “Prior 8-K”) by Zymeworks Inc. (the “Company”), the Company’s board of directors (the “Board”) appointed Ms. Leone Patterson, age 61, as Executive Vice President, Chief Business Officer and Chief Financial Officer of the Company, effective upon her commencement of employment with the Company, which was anticipated to be September 1, 2024. Ms. Patterson’s employment with the Company commenced on September 1, 2024 (the “Start Date”). On August 30, 2024, Mr. Kenneth Galbraith resigned from the positions of interim Chief Financial Officer and as principal financial officer and principal accounting officer of the Company, effective as of the Start Date. Mr. Galbraith will continue in his roles as Chair of the Board, Chief Executive Officer and President of the Company and the compensatory and other material terms of Mr. Galbraith’s employment with the Company will remain unchanged. For additional information regarding Ms. Patterson’s appointment and the compensatory arrangements related thereto, please refer to the Prior 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ZYMEWORKS INC.
(Registrant)

Date: September 3, 2024	By:	/s/ Kenneth Galbraith
	Name: Title:	Kenneth Galbraith Chair, Chief Executive Officer and President

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